UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2018

SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)
MINNESOTA
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

1001 Third Avenue South, Minneapolis, Minnesota 55404
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 14, 2018, Sleep Number Corporation, a Minnesota corporation (“Sleep Number”), entered into an Amended and Restated Credit and Security Agreement (the “Credit Agreement”) with U.S. Bank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and certain other financial institutions party to the Credit Agreement. Sleep Number also entered into various ancillary agreements related to the Credit Agreement, including promissory notes and security documents. The Credit Agreement amends and restates that certain Credit and Security Agreement dated as of September 9, 2015 (the “Prior Credit Agreement”) among Sleep Number, KeyBank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and certain other financial institutions party to the Prior Credit Agreement.

The Credit Agreement provides for a $300 million secured revolving credit facility for working capital and general corporate purposes and for the refinancing of existing indebtedness of Sleep Number, including refinancing of indebtedness outstanding under the Prior Credit Agreement, and for acquisitions permitted under the Credit Agreement. Up to $10 million of the revolving credit facility is available for issuances of letters of credit and up to $25 million of the revolving credit facility is available for swing line loans (as defined in the Credit Agreement). Sleep Number may at any time request that the amount of the credit facility be increased by up to $150 million in increments of not less than $10 million which will be effective upon agreement of an existing or new lender to such additional commitment. The credit facility under the Credit Agreement matures on February 14, 2023.

Upon request of Sleep Number and approval of all the lenders under the Credit Agreement, foreign subsidiaries of Sleep Number may become additional borrowers under the Credit Agreement.

Under the Credit Agreement, Sleep Number will pay quarterly in arrears, commitment fees at a per annum rate ranging from 0.15% to 0.40% on the daily average unused portion of the revolving credit facility (not accounting for swing line loans), depending on the leverage ratio of Sleep Number (as measured quarterly), defined as the ratio of (a) consolidated funded indebtedness, plus six (6) multiplied by consolidated rent expense (for the most recently completed four quarterly reporting periods), minus unrestricted cash and cash equivalents in excess of $40 million to (b) consolidated EBITDAR (earnings before interest, taxes, depreciation, amortization and rental expense) (as defined in the Credit Agreement) of Sleep Number. The initial commitment fee rate is 0.20%. In addition, for each outstanding letter of credit under the Credit Agreement, Sleep Number will pay a non-refundable commission fee at a per annum rate ranging from 1.25% to 2.25% on the undrawn amount of each outstanding letter of credit, payable quarterly in arrears, plus a letter of credit fee payable to the administrative agent of 0.25 % of the face amount of a letter of credit when it is issued, amended or renewed, for the benefit of the issuing lender. The letter of credit commission rate will vary depending on the leverage ratio as described above.

Revolving loans under the credit facility may be requested in U.S. dollars and other Agreed Currencies (as defined in the Credit Agreement), which initially include Canadian Dollars, Euros, and Pounds Sterling, as long as such currencies satisfy the requirements of an eligible currency (as defined in the Credit Agreement), and may include other eligible currencies if all the lenders under the Credit Agreement agree.

Swing line loans may be made and letters of credit may be issued under the Credit Agreement in U.S Dollars only.

Revolving Loans under the credit facility will, at Sleep Number’s request, be classified as either Eurocurrency Loans or Base Rate Loans (both as defined in the Credit Agreement). Base Rate Loans may be denominated only in U.S. Dollars. The rate of interest payable by Sleep Number in respect of loans outstanding under the revolving credit facility is (i) with respect to Eurocurrency Loans, the Eurocurrency Rate (as defined in the Credit Agreement) with respect to the currency in which such loan is made for the interest period then in effect, plus the Applicable Margin for Eurocurrency Loans, which ranges from 1.25% to 2.25% per annum, or (ii) with respect to Base Rate Loans, the Base Rate (as defined in the Credit Agreement) then in effect, plus the Applicable Margin for Base Rate Loans, which ranges from 0.25% to 1.25% per annum. Sleep Number may select 1, 2, 3, or 6-month interest periods for Eurocurrency Loans. The Applicable Margin for both Eurocurrency and Base Rate Loans will vary depending on the leverage ratio, as described above.

Swing line loans under the credit facility will, at Sleep Number’s request, bear interest at the Base Rate plus the Applicable Margin for Base Rate Loans or the Daily Eurodollar Rate (as defined in the Credit Agreement) plus the Applicable Margin for Eurocurrency Loans. The Applicable Margin for both Eurodollar and Base Rate Loans will vary depending on the leverage ratio, as described above.

The Credit Agreement requires Sleep Number to comply with, among other things, a maximum leverage ratio and a minimum interest coverage ratio (as defined in the Credit Agreement). The Credit Agreement imposes other covenants on Sleep Number, including covenants relating to reporting, indebtedness, liens, investments, acquisitions and sales of assets, and collateral matters, and dividend payments are limited if an event of default exists at the time of any such payment or would otherwise be caused by any such payment after giving effect to such payment on a pro forma basis. Events of default under the Credit Agreement include, among other things, payment defaults, breaches of representations, warranties or covenants, defaults under material indebtedness, certain events of bankruptcy or insolvency, judgment defaults, certain defaults or events relating to employee benefit plans or a change in control of Sleep Number. An event of default would permit the lenders to terminate commitments and accelerate the maturity of borrowings under the credit facility and cash collateralize any letters of credit if not cured within applicable grace periods.

Sleep Number’s obligations under the Credit Agreement are guaranteed by its active domestic subsidiaries and are secured by a first priority perfected security interest in Sleep Number’s and its active domestic subsidiaries’ personal property assets, subject to certain exclusions.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms of the Credit Agreement, which Sleep Number will file as an exhibit to its next Annual Report on Form 10-K.

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 15, 2018, Sleep Number issued a press release announcing results for the fiscal fourth quarter and full year ended December 30, 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 7.01    REGULATION FD DISLCOSURE.

On February 15, 2018, Sleep Number announced the results for the fiscal fourth quarter and full year ended December 30, 2017 as described in Item 2.02 above and the execution of the Credit Agreement described in Item 1.01 above. The full text of Sleep Number’s February 15, 2018 press release issued in connection with these announcements is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such a filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated February 15, 2018 (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated:	February 15, 2018	By:	/s/ David R. Callen
David R. Callen
		Title:	Chief Financial Officer